UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2017

Millennium Investment & Acquisition Co. Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

811-22156

(Commission File Number)

20-4531310

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0371

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

SMC Global Financials

The unaudited consolidated financial statements of SMC Global Securities Limited (“SMC”) for the six months ended September 30, 2016, including the accompanying notes thereto as received by the registrant from SMC (the “SMC Financial Statements”), are attached hereto as Exhibit 99.1.

The SMC Financial Statements are not financial statements of the Registrant. The Registrant’s relevant asset is its ownership of a minority equity interest in SMC. In connection with the registrant’s investment in SMC, SMC has undertaken to provide the registrant with financial statements of the sort attached hereto, and the registrant has undertaken to file such financial statements publicly with the Securities and Exchange Commission.

Item 8.01 Other Events.

SMC Global Stock Sale

As previously disclosed, Millennium Investment & Acquisition Company, Inc. (“MIAC”) has entered into a Right to Sell Agreement (the “Right to Sell”) with the “promoter group” of SMC Global (“SMC”) pursuant to which MIAC will have a right to sell 100,000 shares of SMC back to the “promoter group” on the first day of each month commencing with April 1, 2016, and continuing until SMC completes a qualified public offering and listing on either a primary stock exchange in India or the Unites States. The purchase price will be the Fair Market Value, as defined, of the stock at the time of the transaction. There can be no assurance the “promoter group” will comply with their obligations related to the Right to Sell Agreement. Pursuant to this Right to Sell, On February 21, 2017 MIAC sold 250,000 shares of SMCG for net proceeds of approximately $302,000 which translates to approximately $1.21 per SMC share.

After giving effect to the sales described herein, MIAC holds 12,454,690 shares of SMC Global (“SMC”).

Community Solar Farm Financing

As previously disclosed, on September 30, 2016, MIAC agreed to provide construction financing to a community solar farm being developed in upstate New York. The solar farm will comprise 500 kW of solar panels on approximately 2.5 acres of land and is the expansion of a similarly sized solar farm on an adjacent property. MIAC provided $1,000,000 in total financing during the construction based on achieving certain milestones. As of December 31, 2016, the construction of the solar farm was complete. On December 19, 2016 the borrower repaid $400,000 of the construction loan. In addition, on 12/29/16, 1/6/17, 1/18/17, 1/27/17 and 2/9/17 received repayments on the Solar Loan in the amounts of $29,414, $28,277, $39,312, 33,276 and $23,449 respectively. The financing matures on July 1, 2017 and has expected total income to MIAC of $140,000.

Item 9.01 Financial Statements and Exhibits.

Exhibits

Ex. No.	Description

99.1	Financial Statements of SMC Global Securities Limited for the six months ended September 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2017

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

By:	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer